YourClick Specialty to edit Master Chemical title Partner style Third Quarter 2018 Financial Results November 1, 2018 TREC

Safe Harbor Statements in this presentation that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon Management's belief, as well as, assumptions made by and information currently available to Management. Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected. These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10-K for the year ended December 31, 2017, and the Company‘s subsequent Quarterly Reports on Form 10-Q. All forward-looking statements included in this presentation are based upon information available to the Company as of the date of this presentation. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. 2

Third Quarter 2018 Overview

South Hampton Resources

- Prime product volumes recovered from Q2 2018 dip related to customer-specific issues
- Elevated feedstock costs pressured margins
    - Price increases implemented in June and October to offset margin pressure
- Advanced Reformer
    - Unit started up and met design operating conditions
    - Late in the quarter external power outage caused a reduction in catalyst activity
- Higher operating costs partially related to lining out the Advanced Reformer

Trecora Chemical

- Wax revenue, volume and margin remained solid
- Hydrogenation/Distillation units and one unit in A Plant down most of quarter limiting custom processing revenue

AMAK generated ($1.1) million in equity in losses in Q3

- Sequential decline due to reduction in inventory value concentrate
- Net income before depreciation and amortization of $4.5 million and $19.8 million for the nine months ended September 30, 2018

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SHR Update Petrochemical Sales Volumes 3Q18 2Q18 1Q18 4Q17 3Q17 (million gallons) All Products 21.6 19.7 23.3 22.8 22.4 Prime Products 17.0 16.1 17.7 17.1 16.7 Byproducts 4.6 3.6 5.6 5.7 5.7 Deferred Sales 2.3 2.0 2.2 2.3 1.8 International % of petrochemical volume sold • Quarterly prime product volume up 5.6% from 30.0% Q2 2018 25.0% • International petrochemical sales volume 20.0% increased (Canada and Middle East) 15.0% • 25.6% in Q3 2018 vs. 17.3% in Q3 2017 10.0% • 24.1% YTD 2018 vs. 19.6% YTD 2017 5.0% 0.0% 2014 2015 2016 2017 3Q17 3Q18 4

SHR Advanced Reformer Project  Commissioning, start-up procedures and performance optimization were the focus in Q3  Unit delivering on expectations and in line with design until external power outage in late Q3  Outage later determined to have caused loss of catalyst activity, resulting in reduced aromatics concentration and less byproduct margin uplift • Plans under way to change catalyst in the next few months • 45 day shutdown for Advanced Reformer; Penhex unit will continue to operate supported by the old reformer • Costs approximately $4 million  Advanced Reformer to resume full operations in Q1 2019  Annual EBITDA contribution of $12-$14 million by 2022 as originally expected • Still anticipating immediate benefit of $6 million EBITDA in 2019 5

Trecora Chemical Update

- **Quarterly Revenue** – up 29% compared to Q3 2017 and down 5.3% relative to Q2 2018

- **Wax**
  - Q3 sales volume up 12.7% year-over-year
  - Q3 revenue up 24.1% year-over-year
  - Pricing up by 10% due to improved sales mix

- **Custom Processing**
  - Custom processing revenues affected by equipment reliability issues yet grew 42.9% year-over-year reflecting continued strong customer demand
  - Manufacturing transformation plan implemented to improve reliability and efficiency; expect to see intermediate term benefits

- **B Plant**
  - Q3 revenue of $0.6 million; YTD revenue of $2.4 million
  - On track to contribute $4-$6 M/year in EBITDA run-rate by end of 2018

- **Hydrogenation/Distillation Units**
  - Hydrogenation/Distillation units down most of the quarter to implement process safety improvements
  - Full functionality and expected $6-$8 M/year in EBITDA run rate in 2019

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Manufacturing Transformation Plan

- **Project Lead – Dick Townsend – EVP, Chief Manufacturing Officer**
  - Stepped off Trecora Board in May 2018 to lead effort
  - TREC Board member since 2011
    - 33 years of manufacturing experience with ExxonMobil

- **Manufacturing Transformation Plan**
  - Plan established in Q2 2018 with an intermediate term timetable for implementation
  - Leveraging experience establishing a standard suite of Operational Excellence work processes that will be implemented at both facilities
  - Consistent work processes – simplified and efficient
    - Step-change improvements – sustainable change
    - Easily replicated – supports future growth

- **Guiding Principles**
  - Safe work
  - Quality work
  - Productive work – without compromising safety and quality

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Manufacturing Transformation Plan Progress To Date  Safe work • Conducted PSM (Process Safety Management) assessment, defined gaps and developed closure plans • Raised standards for employee/contractor safety  Quality work – process stability • Current status different at SHR and TC o SHR – established process technology and operational history – ready to move to next level of performance o TC – less mature but huge opportunities for growth  Productive work – overall manufacturing focus • Stabilize operations • Improve reliability • Reduce costs • Improve organization capability • Change culture 8

AMAK Mine Developments  Operations • 17,000 dmt sold in Q3 2018 up 17% from Q2 2018 o 9,000 dmt copper concentrate and 8,000 dmt zinc concentrate • Concentrate quality, throughput rates and recoveries continued steady progress • Net profit before depreciation and amortization YTD (9/30) improved over $21 million from the same period in 2017  Exploration • Update on reserves for gold, copper and zinc expected in Q1 2019  Precious Metal Circuit/SART • 27 kg gold and 183 kg silver shipped in Q3 2018 • Revenue to be recognized in Q4 2018  Growing consistency of operations and established cash flow generation enhances marketability • Initiated negotiations with investment banks 9

AMAK – Production Performance Process Plant Performance Cu and Zn Recoveries (%) and Mill Throughput (dmt) Mill Feed (dmt) Cu and Zn Recoveries (%) 200,000 90 180,000 85 160,000 80 140,000 75 120,000 100,000 70 80,000 65 60,000 60 40,000 55 20,000 - 50 4Q17 1Q18 2Q18 3Q18 Mill Feed (dmt) Cu Rec (Actual) Zn Rec (Actual) 10

Financial Summary – 3rd Quarter 2018 Q3 2018 Q2 2018 Q1 2018 Q4 2017 Q3 2017 2017 2016 Diluted EPS ($ 0.06) $ 0.09 $ 0.09 $ 0.56 $ 0.07 $ 0.72 $ 0.78 Adjusted EPS 1 ($ 0.03) $ 0.08 $ 0.08 $ 0.12 $ 0.09 $ 0.44 $ 0.44 Adjusted EBITDA 1 $ 4.9 $ 6.2 $ 7.2 $ 8.5 $ 7.5 $ 31.7 $ 31.0 Adj EBITDA Margin 1 6.7% 9.1% 10.0% 12.8% 12.2% 12.9% 14.6% Cap Ex 2 $ 3.7 $ 4.4 $ 11.0 $ 12.3 $ 11.5 $ 51.6 $ 40.5 Debt 3 $ 106.4 $ 105.4 $ 107.5 $ 99.6 $ 89.7 $ 99.6 $ 84.0 1 see GAAP reconciliation 2 2016 includes B Plant 3 Includes debt issuance costs  Adjusted EBITDA was $4.9 million as compared to $7.5 million in the third quarter 2017 and $6.2 million in the second quarter 2018  Adjusted EBITDA Margin of 6.7% is down from Q3 2017 due to elevated feedstock costs and operating costs  Cap Ex of $2.6 million for the third quarter of 2018  Debt at September 30, 2018 of $106.4 million including revolver balance of $20.0 million 11

Petrochemical Revenue & Volume Summary Petrochemical Sales Revenue and Volume (in millions) $70 30 $60 25 $50 20 $40 15 Gallons Revenue $30 10 $20 5 $10 $- - 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 Prime Byproducts Revenue 12

Petrochemical Feed Cost Summary Processed Feedstock Cost versus Market Price (per gallon) Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Processed Cost Market 13

Trecora Chemical: Wax Volume and Revenue

(in thousands)


$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Revenue
12,000
10,000
8,000
6,000
4,000
2,000
-
Volume
1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18
Wax Revenues($)
Wax Volume (Lbs)

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SHR and TC Custom Processing Revenue
(in thousands)



$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
SHR
TC

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Closing Remarks  Summary • SHR prime product volume recovered from Q2 • Custom processing lower than expected as hydrogenation/distillation units and unit in A Plant off line for much of quarter • Benefits of Advanced Reformer delayed due to external power outage resulting in damage to catalyst • Operating costs significantly up mainly due to Advanced Reformer start up and freight • Margin pressure from elevated feedstock costs; price increases underway • Wax revenue, volume and margins remain strong • Executing detailed improvement plan (5 months in) to address all aspects of manufacturing • AMAK generated $4.5 million in Q3 2018 net income before depreciation and amortization; $19.8 million for the nine months ended September 30, 2018  Driving revenue and profitability growth • Brought in new and seasoned executives to focus on manufacturing and commercial • Continued growth in prime products sales volume • Advanced Reformer unit expected to increase byproduct value driving margins higher beginning in Q1 2019 • Improvements in hydrogenation/distillation units’ reliability will contribute to revenue growth • AMAK – continued operating improvements and consistent cash generation enhance the opportunity for monetization 16

Q&A Thank You Please visit our websites: www.trecora.com www.southhamptonr.com www.TrecChem.com www.amak.com.sa 17

Appendix

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES[1]

	Three months ended					Twelve months ended	
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	12/31/2017	12/31/2016
NET INCOME	$ (1,609)	$ 2,215	$ 2,352	$ 13,972	$ 1,718	$ 18,009	$ 19,428
Bargain purchase gain	-	-	-	-	-	-	11,549
Equity in earnings (losses) of AMAK/Gain on equity issuance	(1,130)	228	230	900	(897)	(4,261)	1,689
Taxes at statutory rate [2]	237	(48)	(48)	(189)	314	895	(4,633)
Tax effected equity in AMAK	(893)	180	182	711	(583)	(3,366)	$8,605
Tax rate change				$10,307		$10,307	
Diluted weighted average number of shares	25,175	25,014	25,231	25,202	25,157	25,129	24,982
Estimated effect on diluted EPS	($0.04)	$0.01	$0.01	$0.44	($0.02)	$0.28	$0.34
Diluted EPS	($0.06)	$0.09	$0.09	$0.56	$0.07	$0.72	$0.78
Adjusted EPS	($0.03)	$0.08	$0.08	$0.12	$0.09	$0.44	$0.44

	Three months ended					Twelve months ended	
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	12/31/2017	12/31/2016
NET INCOME (LOSS)	$ (1,609)	$ 2,215	$ 2,352	$ 13,972	$ 1,718	$ 18,009	$ 19,428
Interest	924	815	878	822	795	2,931	1,985
Taxes	(473)	596	590	(9,129)	577	(7,159)	10,504
Depreciation and amortization	205	191	196	217	246	872	761
Depreciation and amortization in cost of sales	3,813	2,837	2,829	2,778	2,564	10,089	9,016
EBITDA	2,860	6,654	6,846	8,660	5,900	24,742	41,694
Share based compensation	630	(220)	592	702	716	2,707	2,552
Bargain purchase gain	-	-	-	-	-	-	(11,549)
Loss on Extinguishment of Debt	315	-	-	-	-	-	-
Gain from additional equity issuance by AMAK	-	-	-	-	-	-	(3,168)
Equity in losses of AMAK	1,130	(228)	(230)	(900)	897	4,261	1,479
Adjusted EBITDA	$ 4,935	$ 6,206	$ 7,208	$ 8,462	$ 7,513	$ 31,710	$ 31,008
Revenue	73,416	68,106	71,741	65,978	61,508	245,143	212,399
Adjusted EBITDA Margin (adjusted EBITDA/revenue)	6.7%	9.1%	10.0%	12.8%	12.2%	12.9%	14.6%

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(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2) Statutory tax rate of 35% used for 3Q17, FY16 and 21% used for 4Q17, FY2017, 1Q18, 2Q18, 3Q18

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